PRICING SUPPLEMENT NO. 52                                       Rule 424(b)(3)
DATED: March 31, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $21,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 04/03/98    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 04/05/1999        CUSIP#: 073928 AL 7

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                                Optional        Optional
                       Redemption               Repayment       Repayment
Redeemable On          Price(s)                 Date(s)         Price(s)
-------------          ----------               ---------       ----------
N/A                    N/A                      N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.80%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                             Maximum Interest Rate:

[_]         Commercial Paper Rate                Minimum Interest Rate:

[_]         Federal Funds Rate                   Interest Reset Date(s):

[_]         Treasury Rate                        Interest Reset Period:

[_]         LIBOR Reuters                        Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                           Interest Payment Period:

Index Maturity:

Spread (plus or minus):

---------------------------------
*  October 5, 1998 and at maturity

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\2041\RPT4018R.120